Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports Fourth Quarter and

Fiscal Year 2010 Financial Results

•	Net revenue of $55.7 million in fiscal Q4’10 and $221.3 million for fiscal 2010

•	33% year-over-year increase in non-GAAP income from continuing operations to $0.12 per share in fiscal Q4’10, as compared to $0.09 per share in fiscal Q4’09

•	Loss from continuing operations of $0.08 per share in fiscal Q4’10, as compared to Income from continuing operations of $0.05 per share for fiscal Q4’09

•	Free cash flow of $19.6 million for the fiscal year 2010

•	Repurchased all outstanding convertible notes at par for $56.9 million, ending the fiscal year with no remaining debt

SAN JOSE, Calif. — August 10, 2010 — Symmetricom, Inc. (NASDAQ:SYMM), a world leader in precise time solutions, today reported financial results for its fourth quarter and the fiscal year ended June 27, 2010.

Net revenue for the fourth quarter of fiscal 2010 was $55.7 million, compared to the $60.3 million reported for the fourth quarter of fiscal 2009. Symmetricom reported a loss from continuing operations of $3.6 million, or $0.08 per share, for the fourth quarter of fiscal 2010, compared to income from continuing operations of $2.0 million, or $0.05 per share, in the fourth quarter of fiscal 2009. The loss from continuing operations in the fourth quarter of fiscal 2010 was principally driven by a $7.0 million non-cash charge related to the repayment of convertible notes and $6.0 million of restructuring charges.

Net revenue for fiscal 2010 was $221.3 million, compared to $219.7 million for fiscal 2009. Symmetricom reported income from continuing operations of $2.5 million, or $0.06 per share, in fiscal 2010, compared with a loss from continuing operations of $43.8 million, or $1.01 per share, in fiscal 2009. The income from continuing operations for fiscal 2010 included $10.3 million of restructuring charges and $7.0 million of non-cash charges related to the repayment of convertible notes, while the loss from continuing operations for fiscal 2009 included $48.1 million of goodwill impairments, $9.7 million of restructuring charges, and $5.6 million of non-cash charges related to the repayment of convertible notes.

Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

In the fourth quarter of fiscal 2010, Symmetricom used $56.9 million of cash, cash equivalents and short-term investments to repurchase all outstanding convertible notes at par prior to their maturity, ending the fiscal year with no remaining debt outstanding.

Also in the fourth quarter of fiscal 2010, as previously announced, the Company initiated its expansion of its outsourcing relationship with Sanmina-SCI and began the transition of its product fabrication processes from its Aguadilla, Puerto Rico facility to Sanmina-SCI facilities. In conjunction with these activities, the Company recorded approximately $3.2 million of restructuring charges for severance benefits, transition support services and accelerated depreciation.

Non-GAAP income from continuing operations in the fourth quarter of fiscal 2010 was $5.3 million, or $0.12 per share, compared with $4.1 million, or $0.09 per share, in the same period of the prior year. Non-GAAP income from continuing operations for fiscal 2010 was $18.7 million, or $0.42 per share, compared with $18.9 million, or $0.43 per share, for the prior year.

Cash, cash equivalents and short-term investments totaled $75.6 million as of June 27, 2010, a decrease of $57.9 million from the $133.5 million reported as of March 28, 2010. The decrease was driven by the convertible notes repayment of $56.9 million. Net cash provided by operating activities in the fourth quarter was approximately $2.2 million, while property, plant and equipment purchases were $1.4 million, resulting in free cash flow of $0.8 million for the quarter. Free cash flow for fiscal 2010 was $19.6 million.

“In the quarter, we again increased the portion of our Communications Business tied to the development of next generation networks, including our new IEEE1588 packet timing products and our embedded solutions,” said Dave Côté, president and chief executive officer of Symmetricom. “In our Government Business, we bolstered our leadership position in the important GPS space with additional funding on the GPS Block III program and the achievement of a key milestone on GPS Block IIF.

“This was a year of establishing our new strategic direction, building operational excellence and positioning the company to maximize our core leadership and expertise in time,” continued Côté. “We’ve made significant changes organizationally and launched a number of initiatives aimed at driving growth and creating a more efficient business model. Plus, we now have a stronger balance sheet, with no debt and a solid cash flow profile.”

Business Results

Revenue in the Communications Business in the fourth quarter was $33.0 million compared to $36.6 million reported in the same period of last year. The 10% year-over-year decline was driven primarily by reduced sales of cable and sync products, somewhat offset by stronger sales of next generation product including embedded systems for WiMAX base stations and continued growth in PackeTime. For the full year, Communications revenue was $135.8 million, stable versus the prior year.

Revenue in the Government Business in the fourth quarter was $22.7 million compared to $23.7 million reported in the same period of last year. The 4% year-over-year decline in revenues was due primarily to lower sales of atomic clocks and sync products to government agencies. For the full year, revenue increased slightly to $85.5 million.

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

First Quarter 2011 Guidance

Symmetricom’s guidance for the first quarter of fiscal 2011 is as follows:

•	Net revenue is expected to be in the range of $50 million to $55 million

•	GAAP earnings (loss) per share is expected to be in the range of $(0.06) to $0.00

•	Non-GAAP earnings per share is expected to be in the range of $0.04 to $0.08

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-415-228-5002 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-203-369-1101 and referencing the passcode 5220.

About Symmetricom, Inc.

Symmetricom, a world leader in precise time solutions, sets the world’s standard for time. The Company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the Company’s advanced timing technologies, atomic clocks, services and solutions. All products support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS(R) timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, impairment of goodwill and other intangibles, gains and losses on investments and repayment of convertible notes, non-cash interest expense charges, and other items that the Company does not consider indicative of its ongoing performance. The income tax effect after these non-GAAP adjustments is determined based upon Symmetricom’s estimate of its annual non-GAAP effective tax rate excluding these non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to its investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning first quarter fiscal 2011 guidance, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, reduced rates or changes in government spending patterns, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 28, 2009 and subsequent Form 10-Q’s and 8-K’s.

SYMM-F

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	June 27, 2010	March 28, 2010	June 28, 2009 (1)	June 27, 2010	June 28, 2009 (1)
Net revenue	$55,660	$56,526	$60,260	$221,316	$219,746
Cost of sales:
Cost of products and services	28,101	28,367	30,918	116,889	111,184
Amortization of purchased technology	268	278	369	1,282	1,474
Restructuring charges	3,384	448	1,591	5,625	3,866

Total cost of sales	31,753	29,093	32,878	123,796	116,524

Gross profit	23,907	27,433	27,382	97,520	103,222
Gross margin	43.0%	48.5%	45.4%	44.1%	47.0%
Operating expenses:
Research and development	6,190	5,684	6,819	23,701	23,421
Selling, general and administrative	14,560	14,385	16,494	56,743	58,119
Amortization of intangible assets	62	62	103	281	411
Restructuring charges	2,657	998	1,368	4,666	5,840
Impairment of goodwill	—	—	—	—	48,144

Total operating expenses	23,469	21,129	24,784	85,391	135,935

Operating income (loss)	438	6,304	2,598	12,129	(32,713)
Loss on repayment of convertible notes, net	(7,026)	—	—	(7,026)	(5,623)
Loss on short-term investments, net	—	—	—	—	(1,368)
Interest income	278	350	226	1,594	1,807
Interest expense	(792)	(1,318)	(1,219)	(4,654)	(5,321)

Income (loss) from continuing operations before income taxes	(7,102)	5,336	1,605	2,043	(43,218)
Income tax provision (benefit)	(3,521)	1,648	(404)	(503)	588

Income (loss) from continuing operations	(3,581)	3,688	2,009	2,546	(43,806)
Income (loss) from discontinued operations, net of tax	(58)	804	(523)	(20)	(1,951)

Net income (loss)	$(3,639)	$4,492	$1,486	$2,526	$(45,757)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$(0.08)	$0.08	$0.05	$0.06	$(1.01)
Income (loss) from discontinued operations	—	0.02	(0.01)	—	(0.04)

Net earnings (loss)	$(0.08)	$0.10	$0.04	$0.06	$(1.05)

Weighted average shares outstanding - basic	43,593	43,438	43,028	43,380	43,500

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$(0.08)	$0.08	$0.05	$0.06	$(1.01)
Income (loss) from discontinued operations	—	0.02	(0.01)	—	(0.04)

Net earnings (loss)	$(0.08)	$0.10	$0.04	$0.06	$(1.05)

Weighted average shares outstanding - diluted	43,593	43,934	43,619	43,897	43,500

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 27, 2010	June 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$21,794	$72,064
Short-term investments	53,825	40,737
Accounts receivable, net	40,075	42,389
Inventories, net	37,229	38,566
Prepaids and other current assets	15,108	16,143

Total current assets	168,031	209,899
Property, plant and equipment, net	23,077	20,749
Intangible assets, net	3,745	5,308
Deferred taxes and other assets	36,534	36,431

Total assets	$231,387	$272,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,768	$8,116
Accrued compensation	18,731	19,093
Accrued warranty	2,900	3,737
Other accrued liabilities	10,506	9,810

Total current liabilities	38,905	40,756
Long-term obligations	8,296	51,769
Deferred income taxes	334	334

Total liabilities	47,535	92,859
Stockholders’ equity:
Common stock	202,450	200,152
Accumulated other comprehensive income (loss)	(356)	144
Accumulated deficit	(18,242)	(20,768)

Total stockholders’ equity	183,852	179,528

Total liabilities and stockholders’ equity	$231,387	$272,387

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	June 27, 2010	March 28, 2010	June 28, 2009 (1)	June 27, 2010	June 28, 2009 (1)
Reconciliation from GAAP to Non-GAAP
GAAP Income (loss) from continuing operations	$(3,581)	$3,688	$2,009	$2,546	$(43,806)

Add Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	161	176	182	809	630
Research and development	136	228	193	792	627
Selling, general and administrative	803	776	641	2,473	2,035

Total equity-based compensation expense	1,100	1,180	1,016	4,074	3,292

Amortization of intangible assets:
Cost of products and services	268	278	369	1,282	1,474
Operating expenses	62	62	103	281	411

Total amortization of intangible assets	330	340	472	1,563	1,885

Restructuring charges	6,041	1,446	2,959	10,291	9,706
Impairment of goodwill	—	—	—	—	48,144
Loss on repayment of convertible notes, net	7,026	—	—	7,026	5,623
Loss on short-term investments, net	—	—	—	—	1,368
Non-cash interest expense on convertible notes	500	812	736	2,844	3,075
CEO post-employment compensation	—	—	—	—	1,007
Income tax effect of Non-GAAP adjustments	(6,125)	(1,035)	(3,110)	(9,690)	(11,380)

Non-GAAP Income from continuing operations	$5,291	$6,431	$4,082	$18,654	$18,914

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$(0.08)	$0.08	$0.05	$0.06	$(1.01)

Non-GAAP income from continuing operations	$0.12	$0.15	$0.09	$0.42	$0.43

Shares used in diluted shares calculation	44,092	43,934	43,619	43,897	44,046

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

		Three months ended			Twelve months ended
		June 27, 2010	March 28, 2010	June 28, 2009 (1)	June 27, 2010	June 28, 2009 (1)
GAAP Revenue		$55,660	$56,526	$60,260	$221,316	$219,746

Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Gross profit	(A)	$23,907	$27,433	$27,382	$97,520	$103,222
GAAP Gross margin		43.0%	48.5%	45.4%	44.1%	47.0%

Add Non-GAAP adjustments:
Equity-based compensation expense		161	176	182	809	630
Amortization of intangible assets		268	278	369	1,282	1,474
Restructuring charges		3,384	448	1,591	5,625	3,866

Non-GAAP Gross profit	(B)	$27,720	$28,335	$29,524	$105,236	$109,192

Non-GAAP Gross margin		49.8%	50.1%	49.0%	47.6%	49.7%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Operating expenses	(C)	$23,469	$21,129	$24,784	$85,391	$135,935
Operating expense % to revenue		42.2%	37.4%	41.1%	38.6%	61.9%

Add Non-GAAP adjustments:
Equity-based compensation expense		939	1,004	834	3,265	2,662
Amortization of intangible assets		62	62	103	281	411
Restructuring charges		2,657	998	1,368	4,666	5,840
Impairment of goodwill		—	—	—	—	48,144
CEO post-employment compensation		—	—	—	—	1,007

Non-GAAP operating expenses	(D)	$19,811	$19,065	$22,479	$77,179	$77,871

Non-GAAP operating expenses % to revenue		35.6%	33.7%	37.3%	34.9%	35.4%

Reconciliation from GAAP to Non-GAAP Operating Income (loss):
GAAP Operating income (loss)	(A) - (C)	$438	$6,304	$2,598	$12,129	$(32,713)

Operating income (loss) % to revenue		0.8%	11.2%	4.3%	5.5%	-14.9%

Non-GAAP Operating income (loss)	(B) - (D)	$7,909	$9,270	$7,045	$28,057	$31,321

Operating income (loss) % to revenue		14.2%	16.4%	11.7%	12.7%	14.3%

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Fourth Quarter and Fiscal Year 2010 Financial Results

August 10, 2010

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending September 26, 2010
	Revenue		Income (Loss) Per Share from Continuing Operations
	From	To	From	To
GAAP Guidance	$50,000	$55,000	($0.06)	$0.00

Estimated Non-GAAP Adjustments
Equity-based compensation expense			$0.02	$0.01
Amortization of intangible assets			$0.01	$0.01
Integration and restructuring charges			$0.13	$0.10
Income tax effect of non-GAAP adjustments			($0.06)	($0.04)

Total Non-GAAP Adjustments			$0.10	$0.08

Non-GAAP Guidance	$50,000	$55,000	$0.04	$0.08

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